As filed with the Securities and Exchange Commission on October 04, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
Registration Statement Filed Under the Securities Act of 1933
Registration Statement File Number: ___-______

THERON RESOURCE GROUP
(Name of small business issuer in its charter)

Wyoming	1040	26-0665325
(State or Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Number 34, 174 Gulf Road,
Point Roberts, WA 98281-0034
(888) 755-9766
(Address and telephone number of registrant's executive office)

Brian McDonald
5 - 250 H Street, Blaine WA 98230-4033
phone: (760) 801-1344 fax: (760) 683-6803
(Name, address and telephone number of agent for service)

Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities
Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for
the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

Calculation of Registration Fee
Title of Each Class of Securities To Be Registered	Dollar Amount To Be Registered [1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price [2]	Amount of Registration Fee [2]
Common Stock, par value $0.001 per Share offered by Corporation	$100,000	$0.05	$100,000	$3.07
Common Stock, par value $0.001 per Share offered by selling shareholders	$45,000	$0.05	$45,000	$1.38
Total	$145,000	$0.05	$145,000	$4.45

[1]	Total represents 900,000 shares issued by Theron in private placement transactions completed on November 30, 2006.
[1]

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price of $0.05 was arbitrarily determined.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities & Exchange Commission (the “SEC” or “Commission”), acting pursuant to said Section 8(a) may determine.

The information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities And Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This registration statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Prospectus

THERON RESOURCE GROUP

Shares of Common Stock
1,000,000 minimum - 2,000,000 maximum shares offered by Theron Resource Group
900,000 shares offered by selling shareholders

Through this prospectus Theron Resource Group (“Theron”) is offering a minimum of 1,000,000 shares and a maximum of 2,000,000 shares of Theron’s common stock on a best efforts basis and the selling shareholders are offering 900,000 shares. The offering price is $0.05 per share.

Theron’s common stock is presently not traded on any public market or securities exchange. The sales price to the public has been arbitrarily fixed at $0.05 per share until such time as the shares of our common stock are quoted on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”).

The minimum number of shares that Theron have to sell is 1,000,000 shares. There will be no escrow account. All subscriptions will be held until such time as the minimum subscription level has been reached. Thereafter, all funds received to that date and any subsequent subscriptions received from the offering will immediately be used by us and there will be no refunds. Subscriptions are irrevocable once accepted. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose; therefore, the last possible day that we may sell shares will be a date 180 days after the effective date. There are no minimum share purchase requirements for individual investors. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full.

We will sell the shares in this offering through one of our directors. He will receive no commission from the sale of the shares nor will he register as a broker-dealer.

Concurrent with this offering, we are registering 900,000 shares of common stock for sale by the selling shareholders. We will receive no proceeds from the sale of the shares by the selling shareholders. The shares are being registered to permit public secondary trading of the shares that are being offered by the selling shareholders as named in this prospectus. The offering by the selling shareholders will be for a period of 90 days from the effective date and may be extended for an additional 90 days if the shareholder so chooses; therefore, the last possible day that they may sell shares will be a date 180 days after the effective date actual number of shares sold will vary depending upon the future decisions of the selling security holders. The percentage of shares outstanding that are being registered under this offering represents between 32.2 percent (minimum subscription) and 49.2% (maximum) of the currently issued and outstanding share capital. The percentage of shares outstanding that are being offered by the selling shareholders represents 15.3% of the currently issued and outstanding share capital.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 8 through 13 before buying any shares of our common stock.

	Aggregate Offering Price		Net Proceeds to Theron *
Price Per Share	Minimum	Maximum	Minimum	Maximum
Common stock offered by Theron - $0.05	$50,000	$100,000	$40,000	$90,000
Common stock offered by selling shareholders - $0.05	$45,000	$45,000	Nil	Nil
Totals	$95,000	$145,000	$40,000	$90,000

* $10,000 of the gross proceeds will be used to pay the costs of this offering.

The sale of shares by the selling shareholders is not contingent upon the Corporation selling the minimum offering. We have no reason to believe we will be approaching the same potential investors as the selling shareholders. There are no provisions preventing the selling shareholders from selling their shares concurrent with our primary offering. We do not believe that there will be any impact on our ability to sell shares under this offering during a coincident secondary offering by the selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

There are no minimum share purchase requirements for individual investors.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling shareholders may sell these securities until the registration statement filed with the Securities & Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is October 04, 2007.

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Summary of Prospectus

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we or our selling shareholders are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is incorporated by reference in this prospectus before making an investment decision to purchase our common stock.

All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

Overview of Our Business

We are a start-up, exploration stage corporation engaged in the search for gold. Our sole holding is an option agreement to acquire, through a two-phase exploration program, a property in south-western British Columbia, Canada consisting of six claim blocks covering 1,777 hectares or 4,380 acres. We have no property other than an option to acquire the claims.

Summary Financial Information

As of May 31, 2007, the date of the most recent audited financial statements, Theron had raised $15,000 through the sale of common stock and expended $14,724 in initial start-up expenses plus an additional $50 in contributed costs for gross expenditures of $14,774. To the date of this prospectus we have not yet generated or realized any revenues from our business activities.

Summary Balance Sheet

Balance Sheet	As of May 31, 2007
Total Assets	$8,054
Total Liabilities	$8,000
Shareholder’s Equity	$54

Operating Data	April 11, 2006 (inception) through May 31, 2007
Revenue	$0
Total Expenses	$14,774
Net Loss	$14,774
Net Loss Per Share	$0.002

About Theron Resource Group

We were incorporated in the State of Wyoming on April 11, 2006 and established a fiscal year end of May 31. Our administrative office is located at 174 Gulf Road, No. 34, Point Roberts, Washington, telephone (888) 755-9766 and our registered statutory office is located at 1620 Central Avenue, Suite 202, Cheyenne, Wyoming 82001.

Our business plans for the next twelve months through May 31, 2008 are detailed in the Management Discussion and Analysis on page 33.

The Offering

The following is a brief summary of this offering.

We will sell the shares in this offering through our director, Mr. Jerry R. Satchwell. He will receive no commission from the sale of the shares nor will he register as a broker-dealer We have no intention of inviting broker-dealer participation in this offering. We will also distribute the prospectus to potential investors and to our friends and relatives who are interested in us and a possible investment in the offering.

Securities being offered: • By Theron • By the selling shareholders	• 1,000,000 shares minimum and up to a maximum of 2,000,000 shares of common stock • 900,000 shares of common stock
Offering price per share by Theron and selling shareholders	$0.05 per share
Offering period:	The shares are being offered both by Theron and the selling shareholders for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days or possibly for as many as 180 days.
Net proceeds to Theron:	Approximately $40,000 minimum and up to $90,000 maximum. We will not receive any of the proceeds from the sale of the selling shareholders’ shares.
Use of proceeds:	We will use the proceeds to pay for offering expenses, exploration and working capital. See “Use of Proceeds”.
Number of shares outstanding before the offering:	6,900,000
Number of shares outstanding after the offering:	6,900,000 minimum and 7,900,000 maximum.

Risk Factors

Glossary of Exploration Terms

The following terms, when used in this registration statement, have the respective meanings specified below:

Development

Preparation of a mineral deposit for commercial production, including installation of plant and machinery and the construction of all related facilities. The development of a mineral deposit can only be made after a commercially viable mineral deposit, a reserve, has been appropriately evaluated as economically and legally feasible.

Diamond drill

A type of rotary drill in which the cutting is done by abrasion rather than percussion. The cutting bit is set with diamonds and is attached to the end of long hollow rods through which water is pumped to the cutting face. The drill cuts a core of rock, which is recovered in long cylindrical sections an inch or more in diameter.

Exploration	The prospecting, trenching, mapping, sampling, geochemistry, geophysics, diamond drilling and other work involved in searching for mineral bodies.

Mineral	A naturally occurring inorganic element or compound having an orderly internal structure and characteristic chemical composition, crystal form and physical properties.

Mineral Reserve	A mineral reserve is that part of a deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Mineralization	Rock containing an undetermined amount of minerals or metals.

Oxide

Mineralized rock in which some of the original minerals, usually sulphide, have been oxidized. Oxidation tends to make the mineral more porous and permits a more complete permeation of cyanide solutions so that minute particles of gold in the interior of the minerals will be more readily dissolved.

Waste	Material that is too low in grade to be mined and milled at a profit.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative. The following risk factors reflect the potential and substantial material risks which could be involved if you decide to purchase shares in this offering.

Risks Associated with Theron Resource Group, Our Financial Condition and Our Business Model

1. Because our auditors have issued a going concern opinion and because our officers and directors have not indicated a willingness to loan any money to us, it is likely we will not be able to achieve our objectives and will have to cease operations unless we raise a minimum of $50,000, gross, from this offering.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $50,000, gross, from our offering, we will have to suspend or cease operations within twelve months.

2. We are a development stage corporation and lack a business history and have losses that we expect to continue into the future. If the losses continue we will have to suspend operations or cease functioning.

We were incorporated on April 11, 2006 and we have not started our proposed business or realized any revenues. We have no business history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $14,774. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

  our ability to find a profitable exploration property;
  our ability to generate revenues; and
  our ability to reduce exploration costs.

Based upon current plans, we expect to incur losses in future periods. This will happen because there are expenses associated with the exploration of the claim. We may not be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and there can be no assurance that we will generate significant operating revenues in the future or ever achieve profitable operations.

3. We have no known ore reserves and we may not find any gold or if we find gold it may not be in economic quantities. If we fail to find any gold or if we are unable to find gold in economic quantities, we will have to cease operations.

We have no known ore reserves. Even if we find gold it may not be of sufficient quantity so as to warrant recovery. Additionally, even if we find gold in sufficient quantity to warrant recovery it ultimately may not be recoverable. Finally, even if any gold is recoverable, we do not know that this can be done at a profit. Failure to locate gold deposits in economically recoverable quantities will cause us to cease operations.

4. We require substantial funds merely to determine if commercial deposits exist on our property.

Any potential development and production of our exploration properties depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Such programs require substantial additional funds. Any decision to further expand our plans on these exploration properties will involve the consideration and evaluation of several significant factors including, but not limited to:

  Costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities;
  Availability and costs of financing;
  Ongoing costs of production;
  Market prices for the products to be produced;
  Environmental compliance regulations and restraints; and
  Political climate and/or governmental regulation and control.

5. Titles to the claims are registered in the name of another person. Failure of Theron to obtain good titles to the claims will result in Theron having to cease operations.

Title to the claims we intend to explore is not held in our name but rather that of Bryan Livgard, a resident of B.C. In the event Livgard were to grant another person a deed of ownership which was subsequently registered prior to our deed, the third party would obtain good title and we would have nothing. Similarly, if he were to grant an option to another party, that party would be able to enter the claims, carry out certain work commitments and earn right and title to the claims and we would have little recourse as we would be harmed, will not own any property and would have to cease operations. The option agreement does not specifically reference these risks or the recourse provided. Although we would have recourse against Livgard in the situations described, there is a question as to whether that recourse would have specific value.

6. Currently Theron has no right to the claims. In order to exercise its rights under the option agreement we must incur certain exploration costs and make royalty payments. Failure by Theron to incur the exploration expenditures or to make the royalty payments will result in forfeiture of Theron’s right to purchase the claims and will result in our having to cease operations.

Under the terms of an option agreement, Theron has the right to acquire the title to the claims upon incurring exploration expenses on the claims of a minimum of $17,000 by August 31, 2008, incurring additional exploration expenses in the amount of $34,000 by August 31, 2009 and making annual advance on royalty payments in the amount of $21,500 commencing May 31, 2010. Failure by Theron to make any of the payments or failure to incur the required exploration expenses will result in the loss of the option to acquire the claims. Should we lose the option to acquire the claims, Theron will have to cease operations.

7. If we decide not to complete both phases of our exploration program or should we decide that further exploration is not feasible we will have to cease operations and will go out of business.

Theron’s exploration plan consists of two phases. Commencement of the second phase is dependent on the favourable completion of the first phase and sufficient funding for phase II. Should Theron, for any reason, decide not to proceed with phase II of the exploration program, we will have to cease our business plan.

It will be necessary to analyze the data following each of the phases of the exploration program and come to a decision that further work is, or is not, warranted and that such work is likely, or not likely, to add value to the claims prior to any decision being made as to proceeding to the next phase. In the event that the engineer who supervises the phase I program recommends in his written report, based on his evaluation of the results, that the claims lack merit and no further value would be obtained by proceeding with phase II, then a decision to not proceed with phase II would be made. Such a decision would not be made arbitrarily by management.

8. Management will devote only a limited amount of time to Theron’s business. Failure of our management to devote a sufficient amount of time to our business plans will adversely affect the success of our business.

Because Mr. Satchwell, our President and CEO, will be devoting approximately 6 hours per week, to our business plans our business may suffer. As a result, exploration of our claims may be periodically interrupted or suspended. Interruptions to or suspension of our exploration program will cause us to cease operations.

9. Our proposed business may be construed as being commensurate in scope with the uncertainty associated with a blank-check corporation.

Theron Resource Group is an exploration stage corporation. We have no revenues, contracts or agreements with customers or suppliers and have conducted little business activity other than for the raising of initial seed capital and the filing of this registration statement. We have only $54 in total assets. Because we have a specific business plan and a geological report prepared by an independent professional engineer with specific time lines and costs we believe we do not meet the criteria for the application of Rule 419, the blank check corporation prohibition of the Act.

10. The probability of an individual prospect ever having reserves is extremely remote.

The worldwide mining industry is founded upon small parcels of land being explored by junior exploration entities but the chances of finding reserves on any individual prospect are almost infinitesimal. It is common to spend millions of dollars on a potential project and complete many phases of exploration and still not obtain reserves that can be economically exploited. Therefore, the chances of Theron’s property ever having reserves is extremely remote.

11. Management lacks formal training in mineral exploration.

Our officers and directors have no professional accreditation or formal training in the business of exploration . All their experience and training has been developed in their capacity as an officer, director or supervisor of other companies involved in natural resource exploration. With no direct training or experience in these areas our management may not be fully aware of many of the specific requirements related to working within this industry. The decision so made without this knowledge may not take into account standard engineering management approaches that experienced exploration corporations commonly make. Consequently, our business, earnings and ultimate financial success could suffer irreparable harm as a result of management’s lack of experience in the industry. For this reason we will retain such technical experts as are required to provide professional and technical guidance.

12 Our common stock is classed as a “penny stock”. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock.” The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our common stock is covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules may discourage investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

13. Sales of a substantial number of shares by the selling shareholders may result in a downward pressure on the price of our shares and the ability of new investors to realize their investment.

We are offering a minimum of 1,000,000 and a maximum of 2,000,000 shares for sale to the public. In addition, our current shareholders will be offering up to 900,000 shares for sale. If we sell the maximum subscription, there will be a total of 7,900,000 shares outstanding. The selling shareholders will represent almost 12% of the then outstanding shares which is a significant offering. This may result in a serious downward pressure on the selling price of our common shares and may limit the ability of our new shareholders to realize their investment and may result in substantial losses to potential investors.

14. We will be required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we expect that beginning with our annual report on Form 10-KSB for the fiscal year ended May 31, 2009, we will be required to furnish a report by management on our internal controls over financial reporting. Such report will contain among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. Such report must also contain a statement that our auditors have issued an attestation report on our management’s assessment of such internal controls. Public Corporation Accounting Oversight Board Auditing Standard No. 2 provides the professional standards and related performance guidance for auditors to attest to, and report on, our management’s assessment of the effectiveness of internal control over financial reporting under Section 404.

We have not yet commenced compiling the system and process documentation and performing the evaluation needed to comply with Section 404 due to the high costs and challenges. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, we may identify one or more material weaknesses in our internal control over financial reporting, in which case we may not be able to assert that our internal controls are designed and operating effectively. If we are unable to assert that our internal control over financial reporting is effective as of May 31, 2008 (or if our auditors are unable to attest that our management’s report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

Failure to comply with the new rules may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

15. We may not be able to work and generate income if weather conditions interrupt our exploration program.

Our proposed exploration work can only be performed approximately seven to eight months of the year. This is because snow causes roads leading to our claims to be impassable during four to five months of the year. During the winter months heavy snowfall can make it difficult if not impossible to undertake work programs. Inclement weather in the winter months makes exploration activities unsafe and the planning of exploration activities unreliable. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts.

16. Because we are small and do not have much capital, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration of interests on the property on which we own mining interests. In particular, we may not:

  spend as much money as we would like to explore the property on which we own mining interests;
  devote the time we would like to explore the property on which we own mining interests.;
  rent the quality of equipment we would like to have for exploration;
  have the number of people working on the property on which we own mining interests that we would like to have.

By limiting our operations, it will take longer and cost more to explore our optioned property.

Risks Associated with this Offering:

1. Because Theron’s existing shareholders are risking a small amount of capital, while you on the other hand are risking up to $100,000, if our business fails you will absorb most of our loss.

Our existing shareholders will receive a substantial benefit from your investment. You, on the other hand, will be providing almost all of the capital necessary for our exploration program. As a result, if we cease business for any reason, you will lose your investment of up to $100,000 while our existing shareholders will only lose $15,000.

2. Because there is no public trading market for our common stock, you may not be able to resell your stock.

Even if a market does develop you may not be able to sell your stock for the same amount originally paid for it.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Although we currently plan to apply to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part, our common stock may never be quoted on the OTC Bulletin Board or, even if quoted, a market for our common stock may never materialize. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, investors may not be able to resell the shares of our common stock that they have purchased.

3. After the offering, existing shareholders will still be able to elect all of our directors and control our business. Investors may find that the decisions of our directors are inconsistent with the best interest of other shareholders.

Even if we sell all 2,000,000 shares of common stock in this offering, our current shareholders will still own 6,900,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, current shareholders will be able to elect all of our directors and control our business. Current shareholders may elect directors who may undertake actions that are in the interests of the existing shareholders and be to the detriment of new investors. For example, this could occur in the event of a dilution as there are no pro-rata offering restrictions in our Articles or Bylaws.

Jerry Satchwell, our sole executive officer and sole director, controls approximately 87.0% of our issued and outstanding shares of common stock. As the holder of a majority of our outstanding shares of common stock, in accordance with our Articles of Incorporation and Bylaws, he is able to control who is elected to our Board of Directors. As our sole director, he is able to control who is appointed as our executive officers; thus, he is currently able to control the management of our corporation. In addition, Mr. Satchwell will have the ability to, by himself, approve most corporate actions requiring director or shareholder approval, including fundamental corporate changes, the setting of executive compensation, and the approval of corporate transactions. The interests of Mr. Satchwell may not, at all times, be the same as that of other shareholders, and as such, their reliance on him as the sole executive officer and sole director of our corporation may be disadvantageous to our minority stockholders.

We do not have any policies in place to protect our minority shareholders from any unilateral actions that may be taken by Mr. Satchwell.

4. As a result of the concurrent offering between selling shareholders and Theron, the offering by Theron may not be fully subscribed.

Theron and the selling shareholders will be offering their shares at the same time. The sale of shares by the selling shareholders is not contingent upon the Corporation selling the minimum offering. However, it is possible that we will approach some of the same potential investors and, therefore, if there is a conflict, it is possible that we may not be able to fully subscribe our offering.

5. Investors cannot withdraw their subscription; there is no escrow account. Although there is a minimum number of shares that must be sold, we will not refund any money to you if we raise in excess of the minimum subscription. If we fail to start or complete our exploration program it is unlikely we will be able to raise additional financing and we will cease functioning.

Investors cannot withdraw their subscription once accepted by Theron which means that if the minimum subscription of 1,000,000 shares is reached, you cannot get your money refunded regardless of the circumstances. In addition, there is no escrow account whereby the funds are held by an independent third party pending completion of the minimum offering. This may make it much more difficult for you to get your money back should there be a failure to meet minimum subscription levels.

There is a minimum number of 1,000,000 shares that must be sold in this offering. Any money we receive will be immediately appropriated by us if we sell in excess of the minimum subscription level. No money will be refunded to you if we sell the minimum. If we sell less than the minimum all of the subscribed for funds will be fully refunded. There are no minimum share purchase requirements for individual investors.

Cautionary Statement Regarding Forward-Looking Statements

Certain discussions in this prospectus may contain “forward-looking statements” that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus.

Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may”, “will”, “should”, “plans”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.

This prospectus contains “forward-looking information” which may include, but is not limited to, statements with respect to the following:

  future financial or operating performances of Theron and its projects;
  the future price of gold, silver or other metals;
  the estimation of mineral resources and the realization of mineral reserves, if any, based on estimates;
  estimates related to costs of capital, operating and exploration expenditures;
  requirements for additional capital;
  government regulation of exploration activities operations, environmental risk and, as applicable, reclamation and rehabilitation expenses;
  title disputes or claims;
  limitations of insurance coverage; and
  the timing and possible outcome of pending regulatory and permitting matters.

These statements which reflect the current view of management are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 8, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Business” section beginning on page 30. the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 33 and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this registration statement, the terms “we”, “us”, “our”, and “Theron” mean Theron Resource Group, unless otherwise indicated.

Foreign Currency and Exchange Rates

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Our optioned claims are located in B.C. and costs expressed in the geological report on the claims are expressed in Canadian Dollars. For purposes of consistency and to express United States Dollars throughout this registration statement, Canadian Dollars have been converted into United States currency at current rates.

USE OF PROCEEDS

Our offering is being made on a 1,000,000 share minimum and 2,000,000 share maximum basis. The net proceeds to us from the sale of up to 2,000,000 shares offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $10,000 for legal, accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not receive any proceeds from the sale of shares by the selling shareholders.

We have set a minimum 1,000,000 share sales amount based on an arbitrary management decision. We are working under a phased-in work program and a decision will be made at the end of each phase as to whether we will carry on to the work required in the next phase. Therefore, if the initial phase, or any subsequent phase, is unfavourable we will cease further work on the claims. It is possible that we could cease further exploration after the expenditure of $20,000 with the completion of phase I and unfavourable results.

The table below shows how proceeds from this offering would be used for scenarios where our corporation sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth.

Percent of total shares offered	50%	75%	100%
	(min)		(max)
Shares Sold	1,000,000	1,500,000	2,000,000
	$	$	$
Gross Proceeds from offering	50,000	75,000	100,000
Less offering expenses	10,000	10,000	10,000
Net offering proceeds	40,000	65,000	90,000

Use of Net Proceeds
Phase One Exploration
Geologist & Assistant Wages	7,000	7,000	7,000
Grid Materials and supplies	1,700	1,700	1,700
Geological Surveys	1,700	1,700	1,700
Sample Analysis & Assays	1,700	1,700	1,700
Camp and Transportation	2,600	2,600	2,600
Geological Report on Phase I	3,400	3,400	3,400
Contingencies	1,900	1,900	1,900
Sub-total – Phase I Expenses	20,000	20,000	20,000

Working Capital
Regulatory Costs (EDGAR, etc.)	1,000	1,000	2,000
Legal	1,000	1,000	2,000
Accounting	2,000	2,000	5,000
Other – Office & Miscellaneous	1,000	1,000	2,000
Reserve for Phase II (Unallocated)	15,000	40,000	43,000
Sub-total for Working Capital	20,000	45,000	54,000

Unallocated working capital *	0	0	16,000

Total Use of Proceeds	30,000	65,000	90,000

* Our unallocated working capital at May 31, 2007 was $54.

The net proceeds from this offering may be as much as $90,000, assuming all shares are sold, which we can't guarantee, after deducting $10,000 for estimated offering expenses including legal and accounting fees. We will use the proceeds for exploration and working capital. Working capital includes future general non-exploration expenses and costs such as legal, accounting and filing costs associated with keeping Theron in good standing with the appropriate regulatory authorities as well as office and related expenses and costs associated with raising additional capital for phase II, if warranted. We expect to spend between $20,000, based on completing only the first phase of a two-phase exploration program, and $63,000 to fully complete our two-phase exploration activities depending upon what we encounter in the exploration process and how far we progress on the scheduled two-phase exploration program. These sums are based on the technical report on the claims and are a reflection of local costs for the specified type of work.

If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease operations.

Our current plans, predicated on raising at least $40,000, net, accomplished by the sale of the minimum of 1,000,000 shares of the offering as noted in the preceding table, calls only for the completion of phase I at a cost of $20,000. If phase I is not favourable, we will terminate the option on the claims and cease operations. If phase I is favourable we would then proceed to phase II at an estimated cost of $43,000, which cost is, again, a reflection of local costs for the type of work program planned. We will proceed to phase II only if we are also successful in being able to secure the capital funding required to complete phase II. If phase II is not favourable, we will terminate the option on the claims and cease operations. Therefore, we are expecting to expend $20,000 on phase I, if and only if, we are able to raise at least $40,000, net, the minimum subscription level.

The use of the net proceeds table above describes the expenses that will be incurred in association with phase I of the projected exploration program. Phase II of the exploration program will not be implemented until the success of phase I has been evaluated to determine whether further exploration work is warranted. For this reason we will retain as working capital any sums not utilized in phase I until further financing is obtained for phase II assuming further exploration work is warranted.

Although we have a wide ranging projected exploration program, we do not know how much money will ultimately be needed for exploration. The required exploration work for the projected initial two-phase program may cost up to $63,000, provided that results are favourable, decisions are made and financing is available to complete both phases of the work program. Further work must then be carried out to determine the extent of the mineralization, if any, and whether it might be economically viable to mine over the long term. Therefore, costs of exploration are not limited to the initially described two-phase exploration program.

Assuming gold values are found that would indicate long term exploration of the claims was warranted, we are a junior resource corporation without the necessary financial resources or contacts to be able to bring the claims through the exploration stage. We would likely be required to locate working partnerships with other exploration companies and have them contribute financially to the exploration and development plans. In the long term, we could look to sell the claims to a major resource development corporation with the intention of keeping a small carried interest in the claims or we could sell our interest in the claims for cash and shares.

We will not be able to conduct exploration activities unless the minimum offering of 1,000,000 shares is sold. In addition, unless the minimum offering is sold, most of our paid in capital will have been utilized to pay the expenses of this offering. It is possible that no proceeds may be raised from this offering. If less than the minimum number of shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our progress. If we require additional funds, as noted above, in order to develop our plan, such funds may not be available on terms acceptable to us.

Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is completed, funds will be applied according to the priorities outlined above. For example, if only the minimum of $40,000, net, is received, the entire amount will be applied toward the exploration program, costs of this offering, quarterly and annual reports required under the Securities Exchange Act of 1934. In addition, most of our existing working capital will be utilized.

Working capital includes the cost of our office, telephone, printing, the use of secretarial services and administrative expenses such as office supplies, postage and delivery charges, travel, entertainment and public relations. It also includes future general non-exploration expenses and costs such as accounting and filing costs associated with keeping Theron in good standing with the appropriate regulatory authorities as well as costs associated with raising additional capital for phase II, if warranted.

Our offering expenses are comprised of SEC and EDGAR filing fees, legal and accounting expenses, printing and transfer agent fees and any necessary state registration fees. Our selling director will not receive any compensation for his effort in selling our shares.

We intend to use the proceeds of this offering in the manner set forth above. No material amount of the proceeds are to be used to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

Determination of the Offering Price

Offering by Theron Resource Group

There has been no public market for the common shares of Theron. The offering price should not be regarded as an indicator of the future market price of the securities.

The price of the shares we are offering was arbitrarily determined based on our internal assessment of what the market would support in order for us to raise a minimum of $50,000, gross, and a maximum of $100,000, gross, in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

  our lack of business history;
  the proceeds to be raised by the offering;
  the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and;
  our relative cash requirements; see “Plan of Distribution” beginning on page 19.

We intend to apply to have our common stock quoted on the OTC Bulletin Board (the “OTC-BB”) upon our becoming a reporting entity under the Exchange Act with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock is approved for quotation on the OTC BB and a public market for our common stock develops, the actual price will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling security holders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling security holders named in this prospectus.

Offering by Selling Shareholders

The selling shareholders are free to offer and sell their common shares at such times and in such manner as they may determine. The types of transactions in which the common shares are sold may include negotiated transactions. The sales will be at the same price as the shares being offered by Theron – namely $0.05 per share. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that none have entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. We will pay all of the expenses of the selling shareholders, except for any broker dealer or underwriter commissions, which will be paid by the individual shareholder. Any commissions or profits that broker-dealers or agents receive from the resale of the shares they purchase may be deemed to be underwriting commissions and discounts under the federal securities rules and regulations. Any selling shareholder, broker-dealer or agent that is involved in this offering may be deemed to be an underwriter. None of the selling security holders are broker-dealers nor affiliates of broker-dealers.

Dilution of the Price You Pay for Your Shares

“Dilution” represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. “Net tangible book value” is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Because we have arbitrarily set the price higher than the book value of the existing shares, the book value of all the shares after the distribution of shares pursuant to this offering will be lower than the price of the shares pursuant to this offering. Dilution of the value of the shares you purchase is a result of the lower book value of the shares held by our existing shareholders.

Our net book value prior to the offering, based on our May 31, 2007 financial statements was $54 or approximately $0.000008 per common share. Prior to selling any shares in this offering, we had 6,900,000 shares of common stock outstanding comprised of 6,000,000 shares, at a price of $0.001 per share, which were purchased by the founding shareholder for $6,000 in cash and 900,000 shares which were purchased by three individuals for $9,000 in cash, at a price of $0.01

All placees to the private placement were either business associates or friends of Mr. Satchwell; otherwise there is no affiliation between Mr. Satchwell and any other shareholder to the private placement. Kim Twitchen is classed as a sophisticated investor; the balance are not. They do not act in concert in any way, shape or form in their holding of securities and each maintains his own account and broker-dealer relationship(s). Mr. Satchwell identified all the purchasers and personally contacted each. All were provided with an Offering Memorandum.

We are now offering a minimum of 1,000,000 shares and a maximum of 2,000,000 shares at a price of $0.05 per share. If all the shares being offered are sold, we will have 7,900,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to the receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value is reflected in the following table which sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:

Dilution Table

Percent of Offering Sold		50% (Min)	75%	100% (Max)
Shares sold		1,000,000	1,500,000	2,000,000
Public offering price/share		$0.05	$0.05	$0.05
Net tangible book value/share prior to offering		$0.0000	$0.0000	$0.0000
Net proceeds to Theron *		$40,000	$65,000	$90,000
Total shares outstanding		6,900,000	7,400,000	7,900,000
Increase due to new shareholders	Per Share	$0.0038	$0.0065	$0.0090
	Total	$50,000	$75,000	$100,000
Dilution to new shareholders	Per share	$0.0462	$0.0434	$0.0410
	Total	$46,200	$65,100	$82,000
	%	92.4%	86.9%	82.0%
Post offering net tangible book value/ share		$0.0038	$0.0066	$0.0090

*	It is possible that we may not sell the minimum of 1,000,000 shares, in which case the proceeds to Theron will be $0.00.

Comparative Data

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from Theron, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Founding shareholder If 50% sold (min) If 75% sold If 100% sold (max)	5,000,000 5,000,000 5,000,000	72.5 67.6 63.3	$5,000 $5,000 $5,000	7.8 5.6 4.4	$0.001 $0.001 $0.001
Existing shareholders If 50% sold (min) If 75% sold If 100% sold (max)	900,000 900,000 900,000	13.0 12.2 11.4	$9,000 $9,000 $9,000	14.1 10.1 7.9	$0.01 $0.01 $0.01

New shareholders If 50% sold (min) If 75% sold If 100% sold (max)	1,000,000 1,500,000 2,000,000	14.5 20.2 25.3	$50,000 $75,000 $100,000	78.1 84.3 87.7	$0.05 $0.05 $0.05
Total If 50% sold (min) If 75% sold If 100% sold (max)	6,900,000 7,400,000 7,900,000	100% 100% 100%	$64,000 $89,000 $114,000	100% 100% 100%	$0.009 $0.012 $0.014

Upon completion of this offering, assuming all shares are sold, the net tangible book value of the 7,900,000 shares that will then be outstanding will be $80,054, or approximately $0.0090 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.0090 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0090 per share.

After completion of this offering, assuming all shares are sold, new shareholders will own approximately 25.3% of the total number of shares then outstanding, shares for which they will have made a cash investment of up to $100,000 or $0.05 per share. Our existing shareholders will own approximately 74.7% of the total number of shares then outstanding, for which they will have made contributions of cash, totaling $15,000, or approximately $0.0022 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing Stockholders	If 50% of offering sold	If 100% of offering sold

Price per Share	$0.002	$0.002
Net tangible book value before offering	$54	$54
Net tangible book value after offering	$30,054	$80,054
Increase to present Stockholders in NTBV/Share after offering	$0.0038	$0.0090
Capital contributions	$64,000	$115,000
Number of Shares Outstanding before the offering	6,900,000	6,900,000
Number of Shares after offering held by Existing Stockholders	5,000,000	5,000,000
Percentage of ownership after offering	85.5%	74.7%

Purchasers of Shares in this offering
Price per Share	$0.05	$0.05
Dilution per Share	$0.0462	$0.0410
Capital contributions	$50,000	$100,000
Number of Shares after offering held by public investors	1,000,000	2,000,000
Percentage of ownership after offering	14.5%	25.3%
Dollar dilution to new investors	$46,200	$82,000

Plan of Distribution, Terms of the Offering

(a)           The Offering will be Sold by One of Our Directors

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full. Once the minimum subscription level of 1,000,000 shares has been reached, all money received from the offering will be immediately used by us and there will be no refunds. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose; therefore, the last possible day that we may sell shares will be a date 180 days after the effective date. There is no minimum share purchase requirement for individual investors. Theron’s officers and directors are permitted to purchase shares in the offering in order to reach the minimum offering amount.

We will sell the shares in this offering through our director, Jerry R. Satchwell. He will receive no commission from the sale of the shares nor will he register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3(a)4-1 which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Mr. Satchwell satisfies the requirements of the Rule in that:

  None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
  None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
  None of such persons is, at the time of his participation, an associated person of a broker-dealer; and
  All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As Theron’s directors will sell the shares being offered pursuant to this offering, Regulation M prohibits Theron, its officers and directors from certain types of trading activities during the time of distribution of Theron’s securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of Theron’s securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

(b)           Offering by the Selling Shareholders

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous or delayed basis for a period of nine months after this registration statement is declared effective. The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions:

  On such public markets as the common stock may from time to time be trading;
  In privately negotiated transactions;
  Through the writing of options on the common stock;
  In short sales; or
  In any combination of these methods of distribution.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are quoted on the OTC Bulletin Board. Although we intend to apply to have our common stock quoted on the OTC Bulletin Board, a public market for our common stock may never materialize. If our common stock becomes quoted on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling security holder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

  The market price of our common stock prevailing at the time of sale;
  A price related to such prevailing market price of our common stock; or
  Such other price as the selling security holders determine from time to time.

The selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling security holders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders named in this prospectus.

Duties of the Selling Shareholders

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. The selling security holders and any broker-

dealers who execute sales for the selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock and, therefore, be considered to be an underwriter, they must comply with applicable law and may, among other things:

  Not engage in any stabilization activities in connection with our common stock;
  Furnish each broker or broker-dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or broker-dealer; and
  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the securities Exchange Act.

Regulation M

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of shares. We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders have been advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC. All of the foregoing may affect the marketability of the shares offered in this prospectus.

Costs of registration of common stock

Theron is bearing all costs relating to the registration of the common stock. As of September 28, 2007, we have expended approximately $5,000 of the estimated $10,000 cost of this offering. We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock by the selling shareholders will, however, be borne by such selling shareholders or by another party selling such common stock.

(c)           Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities & Exchange Commission and continue for a period of 90 days. We may extend the offering an additional 90 days unless the offering is completed or otherwise terminated; therefore, the last possible day that we may sell shares will be a date 180 days after the effective date.

(d)           Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement; and
  deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Theron Resource Group”.

Upon receipt, all funds provided to Theron as subscriptions will be held for two business days and then promptly deposited into Theron’s account. In the event we are unable to complete the minimum subscription level, all funds will be promptly returned to the subscriber once the decision is made that the minimum subscription level has not been and will not be reached. No interest will be paid on the subscription funds nor will any deductions be made from the deposited funds and the full amount of the subscriber’s investment will be returned to the investor.

The terms of the subscription agreement are as follows:

  Each subscriber is to complete, execute and deliver to Theron the subscription agreement. The Board of Directors will review the materials and, if the subscription is accepted, Theron will execute the subscription agreement and return a copy of the materials to the investor with an acknowledgment of the acceptance of the subscription.
  Theron shall have the right to accept or reject any subscription, in whole or in part.
  Payment for the amount of the shares subscribed for shall be made by delivery of a cheque or wire transfer of available funds to Theron payable to “Theron Resource Group” at the address set forth. There is a minimum of 1,000,000 shares which must be sold as a condition precedent to the closing. There are no minimum share purchase requirements for individual investors.

(e) Right to Reject Subscriptions

Theron maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Selling Shareholders

The selling shareholders named in this prospectus are offering 900,000 shares of common stock, in addition to the 1,000,000 minimum and 2,000,000 maximum shares of common stock that we are offering. The shares being offered by the selling shareholders were acquired from us at a price of $0.05 per share in an offering that was exempt from registration pursuant to Regulation S of the Securities Act and completed on November 30, 2006. The selling shareholders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling shareholder may offer all or part of the shares owned for resale from time to time. A selling shareholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor are the selling shareholders obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given by Theron as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling shareholders upon termination of the offering.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  The number of shares owned by each prior to this offering;
  The total number of shares that are to be offered by each shareholder;
  The total number of shares that will be owned by each upon completion of the offering;
  The percentage owned by each upon completion of the offering; and
  The identity of the beneficial owner of any entity that owns the shares.

To the best of our knowledge, the named parties in the table beneficially own and have sole voting and investment power over all shares or rights to their shares. Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock and have assumed that the maximum 2,000,000 shares being offered by us and all shares being offered by the selling shareholders are sold. We have based the percentage owned by each on 7,900,000 shares, consisting of 6,900,000 shares of common stock outstanding as of the date of this prospectus plus a maximum of 2,000,000 common shares that we are intending to sell pursuant to this offering.

				Total
			Total Number	Shares to	Percent
		Shares	of Shares to	be Owned	Owned
		Owned	be Offered	Upon	Upon
	Relationship	Prior to	for Selling	Completion	Completion
Name and Address of Selling	to J. R.	this	Shareholder’s	of this	of this
Shareholder (1)	Satchwell	Offering	Account	Offering(2)	Offering
					(2)
Tammy McGlinn 155 Tyee Drive, No. 428 Point Roberts, WA 98281	Friend	300,000	300,000	0	0%

Kim Twitchen P.O. Box 4370 Seattle, WA 98194	Friend	300,000	300,000	0	0%

James Bertalino 1685 H Street, No. 155, Blaine, WA 98230	Friend	300,000	300,000	0	0%

(1)

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling security holders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)

Applicable percentage of ownership is based on 6,900,000 common shares outstanding as of September 28, 2007, plus any securities held by such security holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

To our knowledge, none of the selling shareholders:

  Has had a material relationship with Theron Resource Group other than as a shareholder as noted above within the last three years;
  Has ever been an officer or director of Theron Resource Group.

None of the selling shareholders are related to our officers and directors.

Legal Proceedings

Theron is not a party to any pending litigation and none is contemplated or threatened. Our resident agent in the State of Wyoming is located at 1620 Central Avenue, Suite 202, Cheyenne, Wyoming 82001. Under the Wyoming Business Corporations Act, all legal process and any demand or notice authorized by law to be served upon us maybe served upon our resident agent in the State of Wyoming.

Directors, Executive Officers, Promoters and Control Persons

(a)           Directors and Executive Officers

Members of our Board of Directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Wyoming Business Corporations Act. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. The board of directors has no nominating or compensation committees.

The name, address, age and position of our present officers and directors are as set forth below:

Name and Address	Age	Position(s)
Jerry R. Satchwell	71	President, Secretary, Treasurer, Chief Executive
No. 34, 174 Gulf Road,		Officer, Chief Financial Officer and a member of the
Point Roberts, WA 98281		Board of Directors

Mr. Satchwell who has held his office/position since April 11, 2006, will be spending approximately 6 hours of his time on the affairs of Theron and is expected to hold the office/position until the next annual meeting of our shareholders. None of the directors or officers has professional or technical accreditation in the exploration business.

Jerry R. Satchwell, a director serving as president, secretary, treasurer and chief executive officer is, and has been, a management and business consultant since 1970 in the areas of mining and petroleum exploration and development. He is in the business of providing financial, management and consulting services, merger and acquisition as well as corporate structuring to development and exploration stage businesses in Canada and the United States. Prior to that he spent 15 years in corporate finance. He is not a director of any other corporations, public or private.

(b)           Conflicts of Interest

While we do not anticipate any conflicts of interest it is possible that in the future Mr. Satchwell may become a consultant to or a member of another board of directors or may be asked to participate in the same properties or projects. Joint ventures in acquiring and exploring natural resources are frequent in the industry. He could be presented other exploration opportunities which would force him to determine which corporation to offer the project to and from where to seek the appropriate funding. As a result there may be situations which involve a conflict of interest. Mr. Satchwell will attempt to avoid dealing with such other companies in such situations where conflicts might arise and will also disclose all such conflicts and will govern himself in respect thereof to the best of his abilities. In any event, it would be incumbent upon him to notify Theron and the other boards of directors that may be involved of his conflict of interest.

To ensure that potential conflicts of interest are avoided or declared to Theron and the shareholders and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board of Directors, on February 21, 2007, adopted a Code of Business Conduct and Ethics. Theron’s Code of Business Conduct and Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of Theron and its officers and directors to its shareholders, employees, customers, lenders and other stakeholders. Our Code of Business Conduct and Ethics addresses principles of general business ethics, conflicts of interest, special ethical obligations for employees with financial reporting responsibilities, insider trading rules, reporting of any unlawful or unethical conduct, political contributions and other relevant issues. A copy of the Code will be sent without charge to anyone requesting a copy by contacting us at our principal office.

This Code is in addition to other detailed policies relevant to business ethics that we may adopt from time to time.

(c)           Significant Employees

We have no employees other than for Jerry R. Satchwell, our President, Chief Executive Officer and Director

(d)           Committees of the Board Of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, Mr. Satchwell acts in those capacities as our sole Director.

(e)           Audit Committee Financial Expert

Mr. Satchwell is our sole director and does not qualify as an “audit committee financial expert.” We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

(f)           Involvement in Certain Legal Proceedings

During the past five years, none of our officers, directors, promoters or control persons has had any of the following events occur:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
  any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;
  being subject to any order, judgement or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and/or being found by a court of competent jurisdiction, in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended or vacated.
Security Ownership of Certain Beneficial Owners and Management

(a)           Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1] [2] [4]	Amount & Nature of Beneficial Ownership [3]	Percentage of Class
common stock	Jerry R. Satchwell No. 34, 174 Gulf Road, Point Roberts, WA 98281	6,000,000 Beneficial Owner	87.0%
All Officers, Directors and Key Employees as a Group		4,000,000	87.0%

[1]

The persons named above may be deemed to be a “parent” and “promoter” of Theron, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Satchwell is the only “promoter” of Theron Resource Group.

[2]

The person named above does not have any specified rights to acquire, within sixty (60) days of the date of this registration statement any options, warrants or rights and no conversion privileges or other similar obligations exist.

[3]	As of May 31, 2007 and September 28, 2007.
[4]

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 31, 2007. As of September 28, 2007, there were 6,900,000 shares of our common stock issued and outstanding.

(b)           Security Ownership of Management

The following table sets forth the names and addresses of each of our directors and officers, their principal occupations and their respective date of commencement of their term with Theron. All directors and officers hold office until our next annual general meeting of shareholders or until a successor is appointed.

Title of Class	Name and Address of Beneficial Owner [1] [3]	Amount & Nature of Beneficial Ownership [2]	Percentage of Class
common stock	Jerry R. Satchwell No. 34, 174 Gulf Road, Point Roberts, WA 98281 Management Consultant Director and Officer since April 11, 2006	6,000,000	87.0%
All Officers and Directors as a Group		6,000,000	87.0%

[1]	As of May 31, 2007 and September 28, 2007.
[2]

Common shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at the date hereof based upon information furnished to Theron by individual directors and officers. All such shares are held directly.

[3]

The person named above does not have any specified rights to acquire, within sixty (60) days of the date of this registration statement any options, warrants or rights and no conversion privileges or other similar obligations exist.

The directors, officers and other members of management of Theron, as a group beneficially own, directly or indirectly, 6,000,000 of our common shares, representing 87.0% of the total issued and outstanding securities of Theron as of May 31, 2007 and September 30, 2007

There are no outstanding stock options.

(c)           Changes in Control

We do not anticipate at this time any changes in control of Theron. There are no arrangements either in place or contemplated which may result in a change of control of Theron. There are no provisions within our Articles or Bylaws that would delay or prevent a change of control.

(d)           Future Sales by Existing Shareholders

As of the date of this prospectus, there are a total of four (4) shareholders of record holding shares of Theron’s common stock. A total of 6,900,000 shares of common stock were issued to the existing shareholders, all of which are “restricted securities”, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition. Because it has been less than one year since the shares restricted under Rule 144 were acquired, no shares can be sold at this time pursuant to the Rule.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See “Dilution of the Price You Pay for Your Shares” on page 17.

Theron does not have any securities that are convertible into common stock. We have not registered any shares for sale by Securityholders under the Securities Act other than as disclosed in this prospectus.

Description of Securities

The following is a summary of the material rights and restrictions associated with our capital stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

(a)           Common Shares

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

  have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors;
  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
  do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
  are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 17-16-702 of the Wyoming Business Corporations Act (“WBCA”) and Theron’s Bylaw I.02, at lease twenty percent of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Corporation in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action, provided, however, that directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote. Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote. Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of our securities.

As of May 31, 2007, Theron had issued 6,900,000 common shares for total consideration of $15,000. We issued 6,000,000 shares of common stock through a Section 4(2) exemption on April 20, 2006 to Mr. Satchwell for cash consideration of $6,000. We issued 900,000 shares of common stock through a Regulation S offering in November, 2006 for cash consideration of $9,000. All of the shares issued to date are restricted and can only be transferred, mortgaged, pledged or otherwise disposed of under Rule 144 of the Securities Act of 1933.

All registered shareholders are entitled to receive a notice of any Theron general annual meeting to be convened. At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of the management of Theron, at the date hereof, Jerry R. Satchwell is the only person to exercise control, directly or indirectly, over more than 10% of Theron’s outstanding common shares (see “Security Ownership of Certain Beneficial Owners and Management” on page 25).

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

As of the date of this registration statement, we have not paid any dividends to shareholders. There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws The declaration of any future dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

 Stock transfer agent

The stock transfer agent for our securities is Pacific Stock Transfer Corporation, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119; telephone (702) 361-3033; facsimile (702) 433-1979.

(b)           Debt Securities

As of the date of this registration statement, Theron does not have any debt securities.

(c)           Stock Options

Theron has no stock option plan for officers, directors, employees or consultants and no options have been issued.

(d)           Warrants

The are no outstanding warrants and no warrants have been issued.

(e)           Restricted Securities

Theron issued 6,000,000 shares to Jerry R. Satchwell a price of $0.001 per share for total consideration of $6,000 in April, 2006 which were paid for in cash. Under the Securities Act of 1933, these share can only be re-sold under the provisions of Rule 144.

When a person acquires restricted securities or holds control securities, he or she must find an exemption from the SEC's registration requirements to sell them in the marketplace. Rule 144 allows public resale of restricted and control securities if a number of conditions are met.

Restricted securities are securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer. Investors typically receive restricted securities through private placement offerings, Regulation D or Regulation S offerings or through employee stock benefit plans, as compensation for professional services, or in exchange for providing “seed money” or start-up capital to a corporation.

Under Rule 144 a shareholder, including an affiliate of Theron, may sell shares of common stock after at least one year has elapsed since such shares were acquired from Theron or an affiliate of Theron. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Theron, and who has not been an affiliate of Theron for 90 days prior to the sale, and who has beneficially owned shares acquired from Theron or an affiliate of Theron for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Interest of Named Experts and Counsel

An “expert” is a person who is named as preparing or certifying all or part of our registration statement or a report or valuation for use in connection with the registration statement. “Counsel” is any counsel named in the prospectus as having given an opinion on the validity of the securities being registered or upon other legal matters concerning the registration or offering of the securities. No named expert or counsel referred to in the prospectus has any interest in Theron. No expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in Theron or was a promoter, underwriter, voting trustee, director, officer or employee of, or for, Theron.

Experts

Our financial statements for the period from inception on April 11, 2006 to May 31, 2007, included in this prospectus have been audited by Gruber & Company, LLP, Certified Public Accountants of 1025 Marions Cove Drive, Lake St. Louis, Missouri, 63367, as set forth in their report included in this prospectus. The report of Gruber & Company is included in reliance upon their authority as experts in accounting and auditing.

The Technical Report on the George Claim Group dated January 29, 2007 was authored by Egil Livgard, P. Eng., 1990 King Albert Avenue, Coquitlam, B.C.

Counsel

The legal opinion rendered by Jeffrey Nichols, Attorneys and Counselors At Law, of 1750 Montgomery Street, San Francisco, California 94111 regarding the Common Stock of Theron Resource Group registered on Form SB-2 is as set forth in their opinion letter dated August 23, 2007 included in this prospectus.

Indemnification of Officers and Directors for Securities Act Liabilities

(a)           General

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of Theron is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article XII of our Articles of Incorporation, filed as Exhibit 3.1 to this registration statement;
  Bylaw IX of our Bylaws, filed as Exhibit 3.2 to this registration statement; and
  Wyoming Business Corporation Act, Section 17-16-851.

The effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Theron responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Presently our directors and officers are not covered by liability insurance. However, our Articles of Incorporation state that the Corporation may indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Wyoming. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of Theron exists which would affect his liability in that capacity.

(b)           The SEC’S Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Business Description

(a)           Corporate Organization and History Within Last Five Years

We were incorporated in the State of Wyoming on April 11, 2006 and established a fiscal year end of May 31. Our statutory registered agent's office is located at 1620 Central Avenue, Suite 202, Cheyenne, Wyoming 82001 and our business office is located at No. 34, 174 Gulf Road, Point Roberts, WA 98281. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete phase I of our exploration program based on the success of this offering.

Jerry R. Satchwell may be described as “promoter” as defined in Rule 405 of the Securities Act by virtue of his role in founding and organizing our corporation. Mr. Satchwell has been involved in those transactions with us described under the heading “Certain Relationships and Related Transactions,” on page 42.

(b)           Business Development

On February 21, 2007, we optioned a property containing six mineral claim blocks in south-western B. C. by entering into an Option To Purchase And Royalty Agreement with Bryan Livgard, the beneficial owner of the claims, an arms-length B.C. resident, to acquire the claims by making certain expenditures and carrying out certain exploration work.

Under the terms of the agreement, Livgard granted to Theron the sole and exclusive right to acquire 100 percent of the right, title and interest of Livgard in the claims, subject to his receiving annual payments and a royalty, in accordance with the terms of the agreement, as follows:

1.	Theron must incur exploration expenditures on the claims of a minimum of $17,000, by August 31, 2008;
2.	Theron must incur exploration expenditures on the claims of a further $34,000, for an aggregate minimum exploration expense of $51,000, by August 31, 2009; and
3.	Upon exercise of the option, Theron is required to pay to Livgard, commencing May 31, 2010, the sum of $21,500 per annum, as prepayment of the net smelter royalty.

If the results of phase I are unfavourable, we will terminate the option agreement and will not be obligated to make any subsequent payments. Similarly, if the results of phase II are unfavourable, we will terminate the option and will not be obligated to make any subsequent payments.

To date we have not performed any work on the claims nor have we spent any money on research and development activities. Information about the claims was presented to Mr. Satchwell for review without any contractual obligations.

The claims are unencumbered and there are no competitive conditions which affect the claims. Further, there is no insurance covering the claims. We believe that no insurance is necessary since the claims are unimproved and contain no buildings or improvements.

The names, tenure numbers, date of recording and expiration date of the claims are as follows:

Claim Name	Tenure Number	Recording Date	Expiry Date	Size (acres)
George 1	5315747	Sept. 09, 2005	Sept. 09, 2008	418
George 2	531575	Sept. 09, 2005	Sept. 09, 2008	418
George 3	531576	Sept. 09, 2005	Sept. 09, 2008	418
George 4	531550	Sept. 09, 2005	Sept. 09, 2008	314
George 5	531171	Jan. 24, 2006	Jan. 24, 2009	63
George 6	532308	Feb. 19, 2007	Feb. 19, 2009	146

To keep the claims in good standing, such that they do not expire on the date indicated in the preceding, we must begin exploration before September 09, 2008 or pay $17,770 to prevent the claims from reverting to the Crown.

Theron is an exploration stage corporation. There is no assurance that a commercially viable deposit exists on the mineral claims that we have under option. Further exploration will be required before an evaluation as to the economic and legal feasibility of the claims is determined. We have a specific business plan to complete phase I of our exploration program based on the success of this offering and a specific timetable and have no intention of entering into a merger or acquisition within the next twelve months.

(c)           Proposed Exploration Program – Plan of Operation

Our business plan is to proceed with initial exploration of the claims to determine if there are commercially exploitable deposits of gold. We plan a two-phase exploration program to properly evaluate the potential of the claims. We must conduct exploration to determine if gold exists on the claims and if any is found it can be economically extracted and profitably processed. We do not claim to have any ores or reserves whatsoever at this time on our optioned claims.

We anticipate that phase I of the planned geological exploration program on the claims will cost $20,000, which is a reflection of local costs for the specified type of work. We had $8,054 in cash reserves as of May 31, 2007. Accordingly, we will not be able to proceed with the first phase of the exploration program without additional financing.

Phase I may require up to three weeks for the base work and an additional three to four months for analysis, evaluation of the work completed, the preparation of a report and will bear an estimated total cost of $20,000. Costs for phase I are made up of wages, fees, grid materials, transportation, geological and geochemical supplies, assaying, camp equipment and operation costs. It is our intention to carry the work out in 2008, predicated on completion of the offering described in this registration statement. We will assess the results of this program upon receipt of an appropriate engineering or geological report. The cost estimates for this and other phases of the work program are based on local costs for this type of work. A detailed outline of the proposed timetable can be found on page 33 under the heading Management’s Discussion, Analysis of Financial Condition and Results of Operations.

If we are unable to sell any of the securities under this offering, we would be required to suspend our operations. We have not entered into any arrangements with creditors for unpaid expenses incurred in undertaking this offering.

Phase II will not be carried out until 2009 and will be contingent upon favourable results from phase I and specific recommendations of a professional engineer or geologist based on those results. Favourable results means that an engineer, geologist or other recognized professional states that there is a strong likelihood of value being added to the claims by completing the next phase of exploration, makes a formal written recommendation that we proceed to the next phase of exploration, resolution is approved by the Board of Directors indicating such work should proceed and that it is feasible to finance the next phase of the exploration. Phase II will be directed towards trenching selected areas and may require up to three weeks work; costs will be approximately $43,000 comprised of wages, fees, camp, trenching, assays and related. The cost estimate is based on local costs for the specified type of work. A further three to four months may be required for analysis, evaluation of the work accomplished and the preparation of a report.

Offices

Our offices are located at Number 34, 174 Gulf Road, Point Roberts, WA 98281.

(d)           Reports to Securityholders

As a result of the filing of this registration statement, Theron is obligated to file with the Securities and Exchange Commission certain interim and periodic reports including an annual report containing audited financial statements. We will send an annual report, including audited financial statements, only to shareholders who request such.

In addition, under Section 15(d) of the Exchange Act, Theron will be required to electronically file annual (10K-SB) and quarterly (10Q-SB) reports, special reports (8-K), proxy statements (14-C) and other information with the Securities and Exchange Commission through the EDGAR Internet site that contains information regarding issuers that file with the SEC. The SEC website is http://www.sec.gov and EDGAR is located at http://www.sec.gov/edgar. Further, the public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Theron does not have an Internet address.

(e)           Other

Research &Development Expenditures

We have not engaged in any research and development activities since our inception and to not expect to engage in any research and development activities in the foreseeable future.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

(a)           Plan of Operation

We are a start-up, exploration stage corporation engaged in the search for gold and have not yet generated or realized any revenues from our business.

Theron believes it can satisfy its cash requirements through the fiscal year end of May 31, 2008 from private placements of $15,000 received during April and November of 2006 and the funds received from this offering. If we fail to complete the offering, even at the minimum subscription level, we will have to cease operations. As of May 31, 2007, we had $54 in working capital.

During the fiscal period June 01, 2007 to May 31, 2008, we plan to concentrate our efforts on the planned phase I exploration program on the claims at a cost of $20,000. If the program is favourable, we will proceed to phase II and commence planning for that work for 2009.

We do not expect any changes or hiring of employees since contracts are given to consultants and sub-contractor specialists in specific fields of expertise for the exploration work. We do not expect to purchase or sell any plant or significant equipment. We intend to lease or rent any equipment, such as a backhoe, generators and so on, that we will need in order to carry out our exploration activities.

Over the next eighteen months we intend to complete the first phase of the exploration plan on our optioned claims. The claims were obtained through an option agreement with Bryan Livgard, the beneficial owner of the claims. To date we have not performed any work on the claims. If our initial exploration efforts are favourable, we intend to proceed with longer term exploration of the claims.

Our plan of operation for the next twenty-one months through May 31, 2009 is:

Prior to the commencement of phase I of the work program, Theron will maintain its business and will remain compliant with regulatory requirements but will not advance its business plan until the sale of shares contemplated by this registration statement is completed. At that time we will engage our consulting engineer in preparation for the commencement of phase I. The initial twelve months (July 01, 2007 to June 30, 2008) are expected to be taken up with comments from the SEC regarding this registration statement and completing the offering. If our time estimate proves to be conservative, the following timeline will be advanced accordingly.

Commencing no later than September 09, 2008, phase I of the work program will establish a grid, complete general prospecting and geological mapping of the property as well as provide a report on the work accomplished with specific recommendations for the future at a total cost of $20,000:

Five Days – establishment of a grid across the property with crosslines being set up every 50 metres and intersecting crosslines marked at each 25 metre point. The cost of establishing the grid and supplies will be approximately $1,700.

Four Days – the intersecting crosslines established by the grid will become base reference points at which rock and soil samples will be taken; each of the samples will be analyzed for specific metals and their geological characteristics identified and recorded.

Five Days – the entire property will also be searched for outcroppings, trenches or areas that may indicate further exploration is warranted in a later phase.

The cost of the prospecting efforts as well as the mapping and sample collections and assaying of the samples as well as camp costs and transportation to and from the property will be approximately $13,000.

Weeks 3 through 12 – the various samples will be sent to a lab for analysis of their chemical makeup which will cost approximately $1,700 (included in the above estimates).

Weeks 13 through 16 – once all the sample information is available, a professional geologist or engineer will require at least one month to correlate the information and write a report either recommending that further work is warranted on the claims or that the property cannot have any further value added by doing additional exploration in which case he would recommend abandonment of the claims. The cost of the report and his supervision during the physical work on the claims will be approximately $3,400.

We have also included a contingency fee of $1,900 in our cost estimates. The funds, totalling $20,000, necessary to complete phase I will come from this offering.

February 1, to April 30, 2010 – we expect to have the report on phase I of the exploration program in hand by mid January, 2008 and will then be in a position to determine what the next step will be in the development of our business plan. If the report is favourable and advises that we proceed to phase II of the exploration program, we will then have to determine how we can raise the funds required for the second phase which are currently estimated at $43,000. If the report advises abandoning the claims as having little or no value, we will terminate the option and cease functioning. Various options will be reviewed as to funding – public financing, private funding, loans or possible joint venture opportunities. Each of these will have to be evaluated for merit, cost and the most favourable basis for Theron and its shareholders. This process will require from four to eight weeks to complete.

May 01 to July 31, 2010 – if the report is favourable, we will spend this time working on the effort to raising the funds necessary to carry out phase II. This period may carry on into fiscal 2010 - 2011 depending on the availability of funds and the methods needed to complete the financing. For example, if a registration statement is required, it may take more than three months to complete the offering.

If the funds required to complete phase I are secured prior to May 31, 2008, the relevant timetable will be advanced by a corresponding time period.

(b)           Management's Discussion, Analysis of Financial Condition and Results of Operations

Our auditors have issued a going concern opinion. This means that they believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling gold. Accordingly, we must raise cash from sources other than the sale of gold found on our claims. Our only other source for cash at this time is investments by others in Theron. We must raise cash in order to implement our project and stay in business.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to costs of this offering and then to exploration. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or directors or others. We have discussed this matter with our directors; however, they are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease business entirely.

If we raise the maximum of $100,000, gross, in this offering, we believe that we can pay for our offering expenses and satisfy our cash requirements without having to raise additional funds for the next twelve months. If we raise less than $100,000, gross, but more than the minimum of $50,000, gross, we may have to raise additional funds or we may not be able to continue our proposed business involving the completion of phase II, if such is recommended by a competent professional engineer or geologist.

If we are unable to sell the minimum 1,000,000 shares of the planned offering it will be necessary to utilize existing working capital to fund the cost of this offering. In such an event, we would not have sufficient capital available to fund the phase I exploration program and we would have to suspend operations. We have not entered into any arrangements with creditors for unpaid offering expenses.

If we are unable to complete any phase of exploration because we don’t have enough money, we will cease operations until we raise additional funds. If we can’t or don’t raise more money, we will cease operations. We have no intention of entering into a merger or acquisition if we cease operations.

The option agreement calls for a second phase of exploration to be carried out in 2009 at a cost of $43,000. If the phase I work program is favourable, additional funding will be required in order to satisfy this and other cash demands on Theron. It is our intention to fund these requirements through additional equity offerings, private placements or loans. In the event we are not able to complete the required funding we will have to cease operations. In any event, until the results of phase I are known we are not in a position to know whether we will carry on with phase II. If the results of phase I are unfavourable, we will terminate the option and will have no further obligations under the agreement. Similarly, if the results of phase II are unfavourable, we will terminate the option and will not be obligated to make any subsequent payments.

We have limited cash reserves which as of May 31, 2007 totaled $8,054, excluding a reserve for payables. Until we actually commence phase I of the exploration program, our monthly cash requirements are minimal. Current working capital can adequately satisfy our cash requirement for the next twelve months excluding any work on our proposed exploration program.

We cannot provide a more detailed discussion of how our exploration program will work and what we expect will be the likelihood of success because we have a piece of raw land and we intend to look for gold. We may or may not find any gold.

We expect to start exploration on the property in 2008.

Results of Operations

From inception on April 11, 2006 to the date of this registration statement, we have not had any operations.

On February 21, 2007, we obtained an option to acquire our first property and will commence the research and exploration stage of our plans on that property with the completion of the financing under this registration statement.

Since inception, we have used our common stock to raise money for our optioned claim acquisition and for corporate expenses. Net cash provided by financing activities from inception on April 11, 2006 to May 31, 2007 was $15,000 as a result of proceeds received from sales of our common stock.

Between April 11, 2006 (inception) and May 31, 2007 we incurred a total of $14,774 in overall expenses. Included in that total was $5,450 for professional services, $3,523 for office costs, $4242 in property acquisition costs, $$1,509 in travel and entertainment, $0 in miscellaneous costs, and $50 in contributed expenses with a corresponding credit to additional paid-in capital for contributed expenses. During the same period we realized an interest income of $0 which resulted in a net loss of $14,774.

Limited Business History; Need for Additional Capital

There is no historical financial information about Theron upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our claims, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete phase I of our exploration program based on the success of this offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

To become profitable and competitive, we must conduct exploration of our claims before we commence production of any gold we may find. We are seeking equity financing in order to provide for the capital required to implement our exploration program. If our initial exploration efforts are favourable, we intend to proceed with longer term exploration of the claims.

If we raise the maximum of $100,000, gross, in this offering, we believe that we can pay for our offering expenses and satisfy our cash requirements without having to raise additional funds for the next twelve months. If we raise less than $100,000, gross, we may have to raise additional financing or we may not be able to continue our proposed business.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business.

We issued 6,000,000 shares of common stock through a Section 4(2) exemption in April, 2006 for cash consideration of $6,000.

We issued 900,000 shares of common stock through a Regulation S offering in November, 2006 for cash consideration of $9,000.

As of May 31, 2007, our total assets were $8,054 and our total liabilities were $8,000.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Description of the Property Under Option

(a)           Exploration Properties

On February 21, 2007, we optioned one property containing six claim blocks in southwestern, British Columbia, Canada by entering into an option agreement with Bryan Livgard, the beneficial owner of the claims, an arms-length resident of B.C., to acquire the claims by carrying out certain exploration work on the claims. The four claim blocks in total cover an area of approximately 4,380 acres or 1,778 hectares.

Four of the claim blocks were originally staked by Livgard in 2005, one was recorded in 2006 and one in 2007. He holds the rights to the claims which thereby gives him or his designated agent, the right to mine and recover all of the metals contained within the surface boundaries of the lease continued vertically downward. In the event he were to grant another deed which is subsequently registered prior to our deed, the third party would obtain good title and we would have nothing.

Livgard has granted an option to Theron to allow us to explore, mine and recover any metals on the claims. As with the preceding, if Livgard were to grant an option to another party, that party would be able to enter the claims, carry out certain work commitments and earn right and title to the claims; we would have little recourse as we would be harmed, would not own any claims and would have to cease operations. However, in either event, Livgard would be liable to us for monetary damages for breach of the option agreement. The extent of that liability would be for our out of pocket costs for expenditures on the claims, if any, in addition to any lost opportunity costs if the claims proved to be of value in the future. The option agreement does not specifically reference these risks or the recourse provided. Although we would have recourse against Livgard in the situations described, there is a question as to whether that recourse would have specific value.

Under B.C. law, if the ownership of the claims were to be passed to us and the deed of ownership were to be recorded in our name, we would have to pay a minimum of $17,800 and file other documents since we are a foreign corporation in Canada. We would also be required to form an B.C. corporation which would necessitate a board of directors, a majority of which would have to be residents of Canada, and obtain audited financial statements for that corporation. We have decided that if gold is discovered on the claims and it appears that it might be economical to remove the gold, we will record the deed of ownership, pay the additional tax and file as a foreign corporation or establish a corporate subsidiary in B.C.. The decision to record or not record is ours solely.

In Canada, all lands which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ownership rights to Crown lands are vested by the Canadian Constitution (Constitution Act, 1967) in the province where the lands are located. In the case of our claims, that is B.C..

In the 19th century the practice of reserving or separating the minerals from fee simple Crown grants was established. The legislation ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as fee simple owner of crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The claims we have under option are one such acquisition. Accordingly, fee simple title to our claims resides with the Crown. Our optioned claims are a lease issued pursuant to the B.C. Mining Act to Livgard. The lessee has exclusive rights to mine and recover all of the metals contained within the surface boundaries of the lease vertically downward.

The claims were selected for acquisition due to their cost, previously recorded surrounding exploration, development and extraction work and because the claims are not located in an environmentally sensitive region.

Location of the Property Under Option

The attached Property Location Map indicates approximately where the claim blocks are located (southeast of Merritt and northwest of Vancouver) in south-western B.C.

Physiography, Location and Access

The property is about 70 kilometers of paved and dirt logging roads south of Merritt B.C. which is located approximately 230 kilometers northwest of Vancouver, B.C. via part of the Trans Canada Highway system and then along Highway 5, one of the main arteries into the interior of the Province.

Regional Geology

The rocks types on the claims have been mapped as the Triassic Nicola Group consisting of andesitic flows, tuff, argillite and limestone; all are indicators of the possible presence of gold in the area of the claims. Three mineral showings have located and received minor exploration work consisting of pitting, geology, sampling and a magnetic survey.

A limited stream silt survey was carried out in mid 2006 by Mr. Livgard. The mapping and sampling revealed copper, gold and silver mineralization in altered layered rocks partly in the vicinity of and certainly related to intrusive activity. The mineralization has been classified as skarn deposition that can occur as disseminations in altered rock or as massive replacement of limestone.

The headwaters of Lawless Creek are the main source of flowing water in the vicinity of the property and its skarn deposits. The creek flows southerly through all the claims and a further 16 kilometers to its confluence with the Tulameen River; over this entire distance the channel is covered with placer claims. The source of the gold has not been located. Skarn copper-gold deposits on the claims or fracture deposits are possible sources of gold.

Previous Work

No previous work has been performed on the property by Theron.

Our Proposed Exploration Program – Plan of Operation

Our business plan is to proceed with the initial exploration of the George claims to determine if there are commercially exploitable deposits of gold and silver. Mr. Egil Livgard, P. Eng., authored the “Technical Report On The George Claims Group”, dated January 29, 2007, in which he recommends a two-phase exploration program to properly evaluate the potential of the claims. We must conduct exploration to determine if gold exists on our properties and if any gold which is found can be economically extracted and profitably processed.

Mr. Livgard is a registered Professional Engineer in good standing in the Association of Professional Engineers and Geoscientists of B.C. and the Geological Association of Canada. He is a graduate of the University of British Columbia, (B.Sc., 1960). He has practiced his profession as an exploration geologist for more than 46 years.

We do not claim to have any ores or reserves whatsoever at this time on our optioned claims.

We anticipate that phase I of the recommended geological exploration program will cost $20,000 based on the report and is a reflection of local costs for the specified type of work. We had $8,054 in cash reserves as of May 31, 2007. Accordingly, we will not be able to proceed with the exploration program without additional financing.

It is our intention to retain the services of Mr. Livgard prior to commencement of work on the claims to complete the first phase of the work program. It is our intention to carry out the work in 2008, predicated on completion of the offering described in this document. We will assess the results of this program upon receipt of Mr. Livgard’s report. The cost estimates for this and other phases of the work program are based on Mr. Livgard’s recommendations and reflect local costs for this type of work.

Our business plan is to proceed with initial exploration of the claims to determine if there are commercially exploitable deposits of gold. We must conduct exploration to determine if gold exists on our claims and if any which is found can be economically extracted and profitably processed. Initially, we will run a grid over the entire property and review maps of the results of past geological and geochemical programs correlating all past information to our grid; then we will complete a geological survey to evaluate certain specific targets previously identified.

The laying out of a grid and line cutting involves the physical cutting of the underbrush and overlay to establish an actual grid on the ground whereby items can be related one to another more easily and with greater accuracy. When we map, we essentially generate a drawing of the physical features of the land we are interested in as well as a depiction of what may have been found in relation to the boundaries of the property. So we will actually draw a scale map of the area and make notes on it as to the location where anything was found that was of interest or not.

Geophysical surveying involves the measurement of various physical properties of the rocks at the site as well as interpreting that information in terms of the structure and nature of the rock. The geologist will take different measurements of the various physical and geological properties of the rocks and interpret the results in terms of what we are seeking. These methods include magnetic, electrical and seismic measurements. He will then interpret all the data obtained, plot it on the map we have generated and provide his best estimate of the chances of finding gold and what additional efforts we must undertake in a follow-up phase.

Previously run magnetometer and VLF-EM (very low frequency electromagnetic surveys) will be used as an aid to mapping and structural interpretation and may assist in locating gold and serve to assist in the delineation of the various physical properties of the rock which can be used as pointers towards whether gold may be present or not. Anomalies will be evaluated closely to help in determining their economic potential.

Phase 1 will begin by establishing a base line grid with 25-meter stations and cross lines run every 50 meters for 100 meters each side of the baseline. We will then relate previous ground and airborne electromagnetic surveys over the grid. Samples taken from various locations will be tested for traces of gold, silver, lead, copper, zinc, iron and other metals; however, our primary focus is the search for gold and silver. We will then compare the relative concentrations of gold, silver, lead and other indicator metals in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance. These surveys will require up to three weeks for the base work and an additional three to four months for analysis, evaluation of the results of the work and the preparation of a report on the work accomplished.

If we are unable to sell the minimum number of the securities under this offering, we would be required to suspend Theron’s business plans. We have not entered into any arrangements with creditors for unpaid expenses incurred in undertaking this offering.

Phase II will not be carried out until 2009 and will be contingent upon favourable results from phase I and any specific recommendations of Mr. Livgard. It will be directed towards a trenching program. The second phase may require up to three weeks work and will cost approximately $43,000 comprised of wages, fees, camp, equipment rental, trenching, assays and related. A further three to four months may be required for analysis and the preparation of a report and evaluation on the work accomplished.

There is no power available on the property or within a reasonable distance from the property. All contract work will involve bringing to the site portable power generation units.

Although it may appear that phase II merely continues phase I, such is not entirely the case. The work is phased in such a manner as to allow decision points to ensure that future work has a value and will provide better or additional information as to the viability of the claims. By utilizing a multi-phase work program, at the end of each phase a decision can be made as to whether the phase has provided the necessary information to increase the viability of the project. If the information obtained as a result of any phase indicates that there is no increased probability of finding an economically viable deposit at the end of the project, a determination would be made that the work should cease at that point. This is a standard procedure in the industry prior to the commitment of additional funding to move a project forward to the next phase of exploration and/or development.

Competitive Factors

The gold exploration industry is highly fragmented. We are competing with many other exploration companies looking for gold. We are among the smallest exploration companies in existence and are an infinitely small participant in the gold exploration business which is the cornerstone of the founding and early stage development of the overall mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of gold from our claims. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will likely be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulations. This Act sets forth rules for locating claims, posting claims, working claims and reporting work performed. We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business.

phase I of our exploration program does not require a permit, from the B.C. government.

Phase II of our exploration program will require a permit from the district inspector, a provincial government agent. If there is a disturbance to the land, the Ministry of Energy and Mines of British Columbia may request a bond at their discretion. Exploration work that requires permitting includes:

  drilling, trenching and excavating using machinery;
  disturbance of the ground by mechanical means or blasting;
  construction, modification, deactivation and reclamation of an exploration access;
  induced polarization surveys using exposed electrodes; and
  site reclamation.

We are also required to give written or verbal notification to the district inspector prior to the commencement of exploration activities. Further, we are required to reclaim our mining claim after we have completed our exploration program. We must remove the garbage, fuel drums, clean any spills and fill in any open trenches.

If our exploration program is successful and we decide to commence mineral production, we are required to submit to the Mines Branch District Manager a permit application for the project with a project report. Upon approval of the application, we will receive a Project Approval Certificate and a Mines Act Permit. Upon the receipt of the Mines Act Permit, we will commence mineral production.

Compliance with these rules and regulations will not affect our plans.

Environmental Law

We are subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration of mining properties. Its goals are to protect the environment through a series of regulations affecting health, safety, archaeological sites and exploration access.

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and if exploration is warranted on the property, will file final plans of operation before we start any mining operations. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the full cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the Code and will continue to comply with the Code in the future. We believe that compliance with the Code will not adversely affect our business operations in the future.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our claims and an engineer or geologist to manage the exploration program. Our only employee will be Jerry R. Satchwell, our senior officer and a director. We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into negotiations or contracts with any of them although it is our intention to retain Mr. Livgard as senior geological consultant. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

At present, we have no employees, other than Mr. Satchwell who does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employee.

Mr. Satchwell will not be compensated for his services on the Board of Directors. If, as and when a public market for Theron’s shares is established an incentive stock option plan may be established under which Mr. Satchwell would receive stock options.

(b)           Investment Policies

As of the date of this registration statement, Theron does not have any policies regarding the types of investments described in SEC Regulation SB Item 102(b), investments or interests in real estate or real estate mortgages or securities of or interests in persons primarily engaged in real estate activities, because its business mainly concerns the exploration of properties with the objective to achieve commercial exploitation.

(c)           Description of Real Estate and Operating Data

Theron does not have any property the book value of which amounts to ten percent or more of its total assets.

(d)           Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, requires us to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, the reported amount of revenues and expenses during the reporting period and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, particularly those related to the determination of the estimated Canadian exploration tax credit receivable. To the extent actual results differ from those estimates, our future results of operations may be affected. Besides this critical accounting policy on use of estimates, we believe the following critical accounting policy affects the preparation of our consolidated financial statements.

(e)           Controls and Procedures

(i)

Disclosure Controls and Procedures. The Corporation's management, with the participation of the principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Corporation's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, as amended) as of the end of May 31, 2007. Based on such evaluation, the principal executive officer and principal financial officer of the Corporation, respectively, have concluded that, as of the year end, the Corporation's disclosure controls and procedures are effective.

(ii)

Internal Control Over Financial Reporting. There have not been any changes in the Corporation's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the year ended May 31, 2007 that have materially affected, or are reasonably likely to materially affect, the Corporation's internal control over financial reporting.

(f)           Limitations on the Effectiveness of Controls.

We believe that a control system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the control system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a corporation have been detected.

Certain Relationships and Related Transactions

(a)           Transactions with Officers and Directors

In April, 2006 we issued a total of 6,000,000 shares of restricted common stock to Jerry R. Satchwell, the senior officer and a director of Theron. The fair market value of the shares, $6,000, was paid in cash. Mr. Satchwell is a sophisticated individual and, as a promoter of our corporation, was in a position to access relevant and material information regarding our operations.

(b)           Transactions with Promoters

Mr. Jerry R. Satchwell, our president, CEO and a director can be considered as the promoter of Theron in consideration of his formation, participation and managing of Theron since its incorporation.

Mr. Satchwell subscribed for 6,000,000 restricted shares of common stock at a price of $0.001 for an aggregate consideration of $6,000 which was paid in cash in April, 2006. The sale of these shares will be governed by Rule 144 of the Securities Act of 1933. Mr. Satchwell does not receive any salary for his services to Theron. During the fiscal period April 11, 2006 (inception) to May 31, 2007, Mr. Satchwell was deemed to have been paid $50 for contributed administrative services with a corresponding credit to additional paid-in capital.

(c)           Other

Except as described above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  Any of our promoters; and
  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.
Market for Common Equity and Related Shareholder Matters

(a)           Market Information – No Public Market for Common Stock

There is no public market for Theron’s common stock. We anticipate making an application for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our common stock will be quoted on the OTC BB or, even if our application for quotation is approved, that a public market will ever materialize. If our common stock becomes quoted on the OTC BB then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling security holders.

Theron has issued 6,900,000 common shares since its inception on April 11, 2006 all of which are restricted shares, see “Certain Relationships and Related Transactions” above. There are no outstanding options or warrants or securities that are convertible into common shares.

No restricted shares are eligible for re-sale pursuant to Rule 144 under the Securities Act.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities. See Risk Factors, number 12 on page 10 for further information.

(b)           Holders

Theron had 4 holders of record for its common shares as of May 31, 2007 and September 28, 2007.

(c)           Dividends

Theron has not paid any dividends since its incorporation and does not anticipate as of May 31, 2007 the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to finance exploration on our properties. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements and general financial conditions.

(d)           Securities Authorized for Issuance Under Equity Compensation Plans / Outstanding Options, Warrants or Convertible Securities

Theron does not have any compensation plan under which equity securities are authorized for issuance. Nor do we have any outstanding options, warrants to purchase our common stock or securities convertible into shares of our common stock.

(e)           Registration Rights

We have not granted registration rights to the selling security holders or to any other persons. We are paying the expenses of the offering because we are seeking to:

  become a reporting corporation with the SEC under the Exchange Act; and
  enable our common stock to be traded on the OTC Bulletin Board.

We plan to file a Form 8-A registration statement with the SEC prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting corporation with the SEC under the Exchange Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting corporation under the Exchange Act in order for our common stock to be eligible for trading on the OTC BB. We believe that the registration of the resale of shares of our common stock on behalf of existing stockholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC BB.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We do not presently have sufficient funds to pursue our stated plan of operation and will require additional financing for operational expenses and further exploration if warranted. We believe that obtaining reporting corporation status under the Exchange Act and trading on the OTC BBB should increase our ability to raise these additional funds from investors.

Executive Compensation

(a)           General

Mr. Satchwell is deemed to have received $50 in 2006 - 2007 from Theron for certain administrative services as contributed administrative services a with a corresponding credit to additional paid-in capital. No payments were made. Otherwise, Mr. Satchwell, our senior officer and director, has received no compensation for his time or services rendered to Theron and there are no plans to compensate him in the near future, unless and until we begin to realize revenues and become profitable in our business. The compensation discussion addressed all compensation awarded to, earned by, or paid to Theron’s named executive officer. The fair market value of the 6,000,000 shares of Theron issued to Mr. Satchwell in April, 2006 for cash consideration of $6,000 did not exceed the $0.001 per share that he paid for the shares.

(b)           Summary Compensation Table

Name and Principal Position	Fiscal Year Ended May 31	Salary	Bonus	Stock Awards ($)	Securities Underlying Options	Options Awards (Value of Options) ($) (5)	Total Compensation
Jerry R. Satchwell – Pres. / Sec. / Treas., & Director	2007	$0	$0	$0	Nil	$0	$0

(c)           Options Grants During the Last Fiscal Year

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

(d)           Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

(e)           Long-Tem Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

(f)           Compensation of Directors

The members of the Board of Directors are not compensated by Theron for acting as such. Directors are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

(g)           Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with our officer or director other than those disclosed in this registration statement. There are no compensation plans or arrangements, including payments to be made by Theron, with respect to the officers, directors, employees or consultants of Theron that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants from Theron. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Financial Statements

Our fiscal year end is May 31. We will provide audited financial statements to our shareholders on an annual basis, which statements will be prepared by an independent Certified Public Accountant.

Our audited financial statements from inception to May 31, 2007 immediately follow “Changes in and Disagreements with Accountants and Financial Disclosure”, the following section.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

Gruber & Company, LLP, Certified Public Accountants, from their Lake St. Louis, Missouri office, are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

Our audited financial statements and the Report of the Auditors from inception to May 31, 2007 follow.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Theron Resource Group

We have audited the balance sheet of Theron Resource Group (an exploration stage company) as of May 31, 2007 and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended, and for the period April 11, 2006 (date of inception) through May 31, 2007. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of the Company as of May 31, 2007 and the results of its operations, cash flows and changes in stockholders’ equity for the year ended May 31, 2007 and for the period April 11, 2006 (date of inception) through May 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management’s plan in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gruber & Company, LLC

Lake Saint Louis, Missouri
September 28, 2007

Theron Resource Group
(an Exploration Stage Company)
Balance Sheets
May 31, 2007

Assets

Current assets
Cash and cash equivalents	$8,054

Liabilities and Stockholders' Deficit

Current liabilities
Accrued expenses	5,000
Due to related party	3,000
Total current liabilities	8,000

Stockholders' equity
Common stock, 500,000,000 shares authorized,
par value $.001, 6,900,000 shares issued and
outstanding	6,900
Additional paid-in capital	8,150
Other comprehensive loss	-222
Deficit accumulated during the exploration stage	-14,774
Total stockholders' equity	54

Total liabilities and stockholders' equity	$8,054

See accompanying notes to financial statements

Theron Resource Group
(an Exploration Stage Company)
Statements of Operations

				For the period
				April 11, 2006
		For the		(date of inception)
		year ended		through
		May 31, 2007		May 31, 2007

Revenues	$	---	$	---

Expenses
Acquisition of mineral property interest		4,242		4,242
Professional fees		5,450		5,450
Communications expense		1,189		1,189
Office expenses		2,184		2,184
Travel and entertainment		1,509		1,509
Filing fees		150		150
Other services		50		50

Total expenses		14,774		14,774

Net loss		$-14,774	$	- 14,774

Basic and diluted loss per common share		(0.002)		(0.002)

Weighted average number of common shares used in per
share calculations		6,448,767		6,000,000

See accompanying notes to financial statements

Theron Resource  Group
(an Exploration  Stage Company)
Statement  of Changes  in Stockholders'  Equity

								Deficit
								accumulated
	Common			Additional		Other		during the	Total
	shares	Common		paid-in		Comprehensive		exploration	stockholders'
	outstanding	stock		capital		Loss		stage	equity

Common shares issued for
cash	6,000,000	$6,000	$	---	$	---	$	---	$6,000

Balance, May 31, 2006	6,000,000	6,000		---		---		---	6,000

Common shares issued for
cash	900,000	900		8,100		---		---	9,000

Contributed services	---	---		50		---		---	50

Currency exchange loss	---	---		---		-222		---	-222

Net loss for the year	---	---		---		---		-14,774	-14,774

Balance, May 31, 2007	6,900,000	$6,900		$8,150		-222		$-14,774	$54

See accompanying  notes to financial  statements

Theron Resource Group
(an Exploration Stage Company)
Statements of Cash Flows

				For the period
				April 11, 2006
		For the		(date of inception)
		year ended		through
		May 31, 2007		May 31, 2007

Cash flows used for operating activities
Net loss		$-14,774		$-14,774
Adjustments to reconcile net loss to net cash provided
by operating activities:
Contribued services		50		50
Other comprehensive loss		-222		-222
Changes in operating assets and liabilities
Increase in accrued expenses		5,000		5,000

Cash flows used for operating activities		-9,946		-9,946

Cash flows from financing activities
Advances from shareholders, net		3,000		3,000
Proceeds from issuance of common stock		15,000		15,000

Cash flows from financing activities		18,000		18,000

Increase in cash and cash equivalents		8,054		8,054

Cash and cash equivalents - Beginning of period		---		---

Cash and cash equivalents - End of period		$8,054		$8,054

Supplemental Disclosures regarding cash flows
Interest paid	$	---	$	---
Income taxes paid		---		---

Non-cash financing activities
Paid in capital from contributed services		50		50

See accompanying notes to financial statements

THERON RESOURCE GROUP
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 31, 2007

Note 1 – Nature of Operations

Theron Resource Group (“the Company”) was incorporated under the laws of the State of Wyoming on April 11, 2006. The Company is a start-up, exploration stage corporation which has an option agreement to acquire through a two-phase exploration program, a property in south-western British Columbia, Canada, consisting of six claim blocks covering 4,380 acres. The Company’s business plan is to proceed with initial exploration of the claims to determine if there are commercially exploitable deposits of gold. If gold exists on the claims the Company will determine if it can be economically extracted and profitably processed.

The Company is an “exploration stage company” as defined in the Securities and Exchange Commission Industry Guide 7, and is subject to compliance with Statement of Financial Accounting Standards No. 7 (SFAS No. 7), Accounting and Reporting by Development Stage Companies. The Company is devoting its resources to establishing the new business, and its planned operations have not yet commenced, accordingly, no revenues have been earned during the period from April 11, 2006 (date of inception) to May 31, 2007.

Note 2 – Basis of Presentation and Going Concern

The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America applicable to exploration stage enterprises.

The functional currency is the United States dollar, and the financial statements are presented in United States dollars.

The Company’s financial statements at May 31, 2007 and for the year then ended have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company incurred a loss of $14,774 for the year ended May 31, 2007 and for the period from April 11, 2006 (date of inception) through May 31, 2007. In addition, the Company has not generated any revenues and no revenues are anticipated until we begin removing and selling gold, and there is no assurance that a commercially viable deposit exists on the mineral claims that we may have under option. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.

Management’s plans to support the Company in operation and to maintain its business strategy is to raise funds through public offerings and to rely on officers and directors to perform essential functions with minimal compensation. If the Company does not raise all of the money it needs from the public offering, it will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from its officers, directors or others. If the Company requires additional cash and can’t raise it, it will either have to suspend operations until the cash is raised, or cease business entirely.

The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

THERON RESOURCE GROUP
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 31, 2007

Note 3 – Summary of Significant Accounting Policies

 Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Mining exploration costs

In accordance with Securities and Exchange Commission Industry Guide 7, the Company charges mineral property acquisition costs and exploration costs to operations as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. The capitalized costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

On February 21, 2007 the Company optioned one exploration property containing six claim blocks in southwestern British Columbia by entering into an option agreement (Option To Purchase and Royalty Agreement) with the beneficial owner of the claims to acquire the claims by carrying out certain exploration work on the claims. The claim blocks cover approximately 4,380 acres.

The beneficial owner holds the right to the claims which give him or his designated agent the right to mine and recover all of the metals contained within the surface boundaries of the lease vertically downward. In the event he were to grant another deed which is subsequently registered prior to the Company’s deed, the third party would obtain good title and the Company would have nothing.

Reclamation costs

The Company is subject to the Canadian Mineral Tenure Act Regulations, the British Columbia Mineral Exploration Code and the Ministry of Energy and Mines of British Columbia. Before commencing the exploration program, a permit must be obtained from the District Inspector, a provincial government agent. Further, the Company is required to reclaim the mining claim after the exploration program is completed, including removing any garbage, fuel drums, cleaning any spills, and filling in any open trenches.

The Health, Safety and Reclamation Code (“the Code”) for mines in British Columbia deals with environmental matters relating to the exploration of mining properties. The Code’s goals are to protect the environment through a series of regulations affecting health, safety, archaeological sites and exploration access. The Company is responsible to provide a safe working environment, not disrupt archaeological sites, and to conduct its activities to prevent unnecessary damage to the property. Upon abandonment of the property, all holes, pits and shafts will be sealed. It is difficult to estimate the full costs of the compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until the Company starts operations. The Company will record a liability for the estimated costs to reclaim the mined land by recording charges to production costs for each unit of gold mined over the life of the mine. The amount to be charged will be based on management’s estimate of reclamation costs to be incurred. The accrued liability will be reduced as reclamation expenditures are

THERON RESOURCE GROUP
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 31, 2007

made. Certain reclamation work will be performed concurrently with mining and these expenditures are charged to operations as incurred.

Use of estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses in the statement of operations. Actual results could differ from those estimates.

Fair value of financial instruments and derivative financial instruments

The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of foreign exchange, commodity price, or interest rate market risks.

Income taxes

The Company has adopted SFAS no 109, “Accounting for Income Taxes” as of inception. The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net loss per share

The Company computes net income (loss) per share in accordance with SFAS No. 128 “Earnings per Share”. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis. For the year ended May 31, 2006, and for the period April 11, 2006 (date of inception) through May 31, 2007 there were no potential dilutive securities.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit

Special purpose entities

The Company does not have any off-balance sheet financing activities.

THERON RESOURCE GROUP
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 31, 2007

Impairment or Disposal of Long-Lived Assets

In August 2001, FASB issued Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to their estimated fair value based on the best information available.

Stock Based Compensation

The Company accounts for its stock-based compensation in accordance with SFAS No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123.” The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. The Company did not grant any new employee options and no options were cancelled or exercised during the year ended May 31, 2007. As of May 31, 2007, there were no options outstanding.

Business segments

SFAS No. 131 “Disclosures About Segments of an Enterprise and Related Information” establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public . It also establishes standards for disclosures regarding products and services, geographic areas and major customers. The Company has evaluated the requirements of SFAS No. 131, and has determined that it is not applicable.

Start-up expenses

The Company has adopted Statement of Position No. 98-5, “Reporting the Costs of Start-up Activities”, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, startup costs associated with the Company’s formation have been included in the Company’s general and administrative expenses for the period from April 11, 2006 (date of inception) through May 31, 2007.

Foreign currency translation

The Company’s functional and reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No., 52, “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Recently issued accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements .” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after

THERON RESOURCE GROUP
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 31, 2007

November 15, 2007. Management has not determined the effect, if any, the adoption of this statement will have on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans–An amendment of FASB Statements No. 87, 88, 106, and 132(R)." One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single–employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year–end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. The company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the Company’s financial statements.

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is analyzing the potential accounting treatment.

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No.109 .” Interpretation 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. The amount of tax benefits to be recognized for a tax position that meets the more-likely-than-not recognition threshold is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax benefits relating to tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met or certain other events have occurred. Previously recognized tax benefits relating to tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Interpretation 48 also provides guidance on the accounting for and disclosure of tax reserves for unrecognized tax benefits, interest and penalties and accounting in interim periods. Interpretation 48 is effective for fiscal years

THERON RESOURCE GROUP
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 31, 2007

beginning after December 15, 2006. The change in net assets as a result of applying this pronouncement will be a change in accounting principle with the cumulative effect of the change required to be treated as an adjustment to the opening balance of retained earnings on January 1, 2007, except in certain cases involving uncertainties relating to income taxes in purchase business combinations. In such instances, the impact of the adoption of Interpretation 48 will result in an adjustment to goodwill. The adoption of this standard had no material impact on the Company’s financial statements.

Note 4 – Common stock transactions

Activity for the period April 11, 2006 (date of inception) to May 31, 2006

On April 20, 2006 the Company issued 6,000,000 shares of common stock to it’s founder for $6,000.

Activity for the period June 1, 2006 to May 31, 2006.

On November 30, 2006, the Company issued 900,000 shares for cash of $9,000.

Note 5 – Related party transactions

As of May 31, 2007, the amount due to a related party consists of a $3,000 advance from the Company’s officer and director. The balance is non-interest bearing, unsecured and has no fixed terms of repayment.

Note 6 – Commitments

Under the terms of the Option to Purchase and Royalty Agreement, the Company must incur exploration expenditures on the claims in the minimum amount of $17,000 by August 31, 2008, an additional $34,000 by August 31, 2009. In the event that the results of the development phases are unfavorable, the Company will terminate the option and will not be obligated to make any subsequent payments.

Upon exercise of the option, the Company is required to pay the owner, commencing May 31, 2010, the sum of $21,500 per annum, as prepayment of the net smelter royalty.

Note 7 – Income taxes

The Company has losses carried forward for income tax purposes. There are no current or deferred income tax expenses for the year ended May 31, 2007, or for the period April 11, 2006 (date of inception) to May 31, 2007 due to the Company’s loss position. The Company has fully reserved for any benefits of these losses. Realization of the future tax benefits related to the deferred tax assets is dependent on the Company’s ability to generate taxable income within the net operating loss carryforward period.

SUBJECT TO COMPLETION, DATED _______ __. 2007

PROSPECTUS

THERON RESOURCE GROUP

Dealer Prospectus Delivery Obligation

Until __________ ___, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or
subscriptions.

We have not authorized any dealer, salesperson or other person to provide any information or make any representation about
Theron Resource Group except the information or
representations contained in this prospectus.
You should not rely on any additional
information or representations
if made.

Part II. Information Not Required In Prospectus

Other Expenses of Issuance and Distribution

The estimated expenses of the offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

Transfer Agent Fee	$ 500
EDGAR Filing Fee	200
Printing Expenses	200
Legal Fees and Expenses	5,000
Accounting Fees and Expenses	3,000
Contingency & Miscellaneous Expenses	1,100
TOTAL	$10,000

Recent Sales of Unregistered Securities

(a)           Prior sales of common shares

Theron is authorized to issue up to 500,000,000 shares of common stock with a par value of $0.001. As of May 31, 2007, we had issued 6,900,000 common shares for total consideration of $15,000 to a total of 4 registered shareholders all of whom are resident outside the United States. There are no United States shareholders of record who own shares in Theron.

Theron is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past three years, Theron has sold the following securities which were not registered under the Securities Act of 1933, as amended:

April 20, 2006

We issued 6,000,000 shares of restricted common stock at a price of $0.001 per share through a Section 4(2) (Securities Act of 1933) exemption to Jerry R. Satchwell our founder, senior officer and sole director on April 20, 2006 for cash consideration of $6,000 to an officer and director.

Mr. Satchwell is a sophisticated investor and was in possession of all material information relating to Theron. Further, no commissions were paid in connection with the sale of the shares and no general solicitation was made.

November 30, 2006

We issued 900,000 shares of restricted common stock at a price of $0.01 per share through a Regulation S (Securities Act of 1933) offering in November, 2006 for cash consideration of $9,000 such shares being issued on November 30, 20065 to three (3) individuals or corporations.

Name and Address	Date	Shares	Consideration
Tammy McGlinn 155 Tyee Drive, No. 428 Point Roberts, WA 98281	November 30, 2006	300,000	$3,000 Cash
Kim Twitchen P.O. Box 4370 Seattle, WA 98194	November 30, 2006	300,000	$3,000 Cash
James Bertalino 1685 H Street, No. 155, Blaine, WA 98230	November 30, 2006	300,000	$3,000 Cash

None of the above are deemed to be accredited investors and each was in possession of all material information relating to Theron. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone. All of the purchasers are known to our director.

We completed the offering pursuant to Rule 504 of Regulation D of the Securities Act. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation D. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

(b)           Use of proceeds

We have spent a portion of the proceeds of the above private placements to pay for costs associated with our organization and for this registration statement and we expect the balance of the proceeds will be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of the disclosure of the application of the offering proceeds or disclosure of the termination of this offering.

Exhibits

The following Exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K.

Exhibit No.	Document Description
3.1	Articles of Incorporation of Theron Resource Group dated April 11, 2006
3.2	Bylaws of Theron Resource Group dated April 20, 2006
4.1	Specimen Stock Certificate issued by Pacific Stock Transfer Corporation
5.1

Opinion of Jeffrey Nichols Attorney and Counselor At Law, 388 Market Street, Suite 500, San Francisco, California, 94111 dated August 23, 2007 regarding the legality of the securities being registered in this registration statement.

10.1

Option To Purchase And Royalty Agreement between Theron Resource Group and Bryan Livgard of Coquitlam, B.C., dated February 21, 2007 to acquire a 100% interest in the George Claims, Kamloops Mining Division, B.C.

23.1

Consent of Gruber & Company, LLP, Certified Public Accountants of 1025 Marions Cove Drive, Lake St. Louis, Missouri, 63367 dated September 28, 2007 regarding the use in this registration statement of their report of the auditors and financial statements of Theron Resource Group dated October 03, 2007 for the period ending May 31, 2007

23.2	Consent of Egil Livgard, P. Eng., dated May 01, 2007 to the use in this registration statement of his Technical Report on the George Claim Group dated January 29, 2007
99.1	Subscription Agreement

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:
	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;
b.

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.
2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Presently the directors and officers of Theron are not covered by liability insurance. However, Theron’s Articles of Incorporation state that the Corporation may indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Wyoming. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of Theron exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this registration statement and has duly caused this Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delta, British Columbia, on this 4th day of October, 2007.

Theron Resource Group

BY: /s/ “Jerry R. Satchwell”

Jerry R. Satchwell, President

Know all men by these present, that each person whose signature appears below constitutes and appoints Jerry R. Satchwell, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ “Jerry R. Satchwell”	President, Chief Executive Officer (Principal Executive Officer), Secretary Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer) and a member of the Board of Directors	October 04, 2007